Exhibit 99.(k)(v)(2)

FIRST AMENDMENT AGREEMENT

AMENDMENT AGREEMENT (“Amendment”) dated as of October 24, 2013 to the Committed Facility Agreement dated October 4, 2013 between BNP Paribas Prime Brokerage, Inc. (“BNPP PB, Inc”) and Center Coast MLP & Infrastructure Fund (“Customer”).

WHEREAS, BNPP PB, Inc and Customer previously entered into a Committed Facility Agreement dated as of October 4, 2013 (as amended from time to time, the “Agreement”);

WHEREAS, the parties hereto desire to increase the Maximum Commitment Financing (as defined in the Agreement) and amend the Agreement as provided herein;

NOW THEREFORE, in consideration of the mutual agreements provided herein, the parties agree to amend the Agreement as follows:

1.                                      Amendment to “Maximum Commitment Financing” Definition

Section 1(f) of the Agreement is hereby amended by replacing the number “75,000,000” currently appearing therein with the number “125,000,000”.

2.                                      Representations

Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

3.                                      Miscellaneous

(a)         Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

(b)         Entire Agreement. The Agreement as amended and supplemented by this Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto.  Except as expressly set forth herein, the terms and conditions of the Agreement remain in full force and effect.

(c)          Counterparts.  This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(d)         Headings.  The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(e)          Governing Law.  This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

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IN WITNESS WHEREOF the parties have executed this Amendment with effect from the first date specified on the first page of this Amendment.

BNP PARIBAS PRIME BROKERAGE, INC.		CENTER COAST MLP & INFRASTRUCTURE FUND

/s/ Raphael Masgnaux		/s/ William H. Bauch
Name:	Raphael Masgnaux	Name:	William H. Bauch
Title:	Managing Director	Title:	CFO/CCO

/s/ Jeffrey Lowe
Name:	Jeffrey Lowe
Title:	Managing Director